                  [LETTERHEAD OF LINCOLN NATIONAL CORPORATION]

                                                                      EXHIBIT 10

(219) 455-3018

                                           January 14, 1994

SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

      Re:   Lincoln National Equity-Income Fund, Inc.
            [File No. 33-71158]
            Shares of Common Stock, $.01 par value

Ladies and Gentlemen:

      As counsel for Lincoln National Equity-Income Fund, Inc., a Maryland corporation (the "Fund"), I have examined the proceedings taken and being taken for the registration by the Fund on Form N-1A of an indefinite number of shares of its Common Stock, $.01 par value.

      I have examined all instruments, documents and records which, in my opinion, were necessary to examine for the purpose of rendering this opinion. Based upon such examination, I am of the opinion that the above-described shares of Common Stock will be, if and when issued by the Fund in the manner and upon the terms set forth in said Registration Statement, validly authorized and issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an Exhibit to Form N-1A.

                                           Very truly yours,

                                           /s/ JEREMY SACHS
                                           ---------------------
                                           Jeremy Sachs
                                           Assistant General Counsel